Exhibit 99.1

CONTACTS:
Tapestry, Inc.
Analysts and Investors:
Christina Colone
Global Head of Investor Relations
212/946-7252
ccolone@tapestry.com
Media:
Jennifer Leemann
Global Head of Communications
212/631-2797
jleemann@tapestry.com

TAPESTRY, INC. REPORTS FISCAL 2026 FIRST QUARTER RESULTS AND RAISES FULL YEAR OUTLOOK

Achieved Record First Quarter Revenue and EPS with Growth
Exceeding Expectations

•	Delivered Revenue of $1.7 Billion, an Increase of 13% Versus Prior Year (+12% Constant Currency)

•	Achieved Pro Forma Revenue Growth of 16% Led by a 22% (+21% Constant Currency) Gain at the Coach Brand

•	Drove Operating Margin Expansion of 260 Basis Points on a GAAP Basis and 200 Basis Points on a Non-GAAP Basis Fueled by a Gross Margin Increase and SG&A Leverage

•	Achieved GAAP Diluted EPS of $1.28, up 61% Versus Prior Year, and Non-GAAP Diluted EPS of $1.38, an Increase of 35% Versus Prior Year

•	Expect to Return $1.3 Billion to Shareholders in Fiscal Year 2026 Driven by Strong Balance Sheet and Robust Cash Flow Generation

•	Raises Fiscal Year 2026 Revenue and Earnings Outlook

Link to Download Tapestry’s Q1 Earnings Presentation, Including Brand Highlights

New York, November 6, 2025 – Tapestry, Inc. (NYSE: TPR), a house of iconic accessories and lifestyle brands, today reported results for the fiscal first quarter ended September 27, 2025.

10 HUDSON YARDS, NEW YORK, NY 10001 TELEPHONE 212 594 1850  FAX 212 594 1682  WWW.TAPESTRY.COM

Joanne Crevoiserat, Chief Executive Officer of Tapestry, Inc., commented:
“At our investor day in September, we introduced our Amplify plan – a bold vision to bring Tapestry’s iconic brands to new generations of consumers and drive durable growth.  Our first quarter outperformance marked a powerful start to this next chapter.  Through focused execution of our strategies, we brought creativity and craftsmanship to our customers around the world, achieving revenue and earnings increases ahead of expectations.  From this position of strength, we are raising our full year outlook, reinforcing that our advantages are structural and sustainable.  We remain confident in our bright future, with a proven track record and an unwavering commitment to deliver compounding growth and long-term shareholder value.”

Tapestry, Inc. Fiscal 2026 First Quarter Financial Highlights (Unaudited) – in USD millions except per share data

	Quarter Ended
	September 27, 2025	September 28, 2024	Change	Constant Currency % Change

Net sales	1,704.6	1,507.5	13%	12%
Pro Forma Net sales[1]	1,690.0	1,453.8	16%	16%

Gross profit	1,300.5	1,134.9	15%
Gross margin	76.3%	75.3%	100 bps
Non-GAAP Gross profit[2]	1,292.8	1,134.9	14%
Non-GAAP Gross margin[2]	76.5%	75.3%	120 bps

Operating income	328.2	252.0	30%
Operating margin	19.3%	16.7%	260 bps
Non-GAAP Operating income[2]	353.9	285.4	24%
Non-GAAP Operating margin[2]	20.9%	18.9%	200 bps

Earnings per diluted share	1.28	0.79	61%
Non-GAAP Earnings per diluted share[2]	1.38	1.02	35%

1Pro forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis, in both periods presented. Refer to Schedule 2.
2Refer to Schedule 3 for reconciliation between GAAP and Non-GAAP measures.

Summary of Pro Forma Revenue Information (Unaudited) – in USD millions

		% Change
	Quarter Ended September 27, 2025	Reported	Constant Currency
Brand
Coach	1,429.8	22%	21%
Kate Spade	260.2	(8)%	(9)%

Region[1]
North America	1,068.8	18%	18%
Greater China[2]	269.1	20%	19%
Japan	108.5	(7)%	(10)%
Other Asia[2]	90.5	4%	3%
Europe	125.2	39%	32%
Other[2]	27.9	4%	4%

Tapestry Pro Forma	1,690.0	16%	16%

1Pro forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis. Refer to Schedule 2.
2Refer to “About Tapestry, Inc.” section below for countries included within each region.

Tapestry, Inc. Fiscal 2026 First Quarter Strategic Highlights

Tapestry advanced its Amplify Growth Strategy, which is focused on four key pillars:

•	Build Emotional Connection with Consumers;
•	Fuel Fashion Innovation and Product Excellence;
•	Deliver Compelling Experiences to Drive Global Growth; and
•	Ignite the Power of our People.

Highlights from the fiscal first quarter included:

•	Acquired over 2.2 million new customers globally, driven by a growing number of Gen Z consumers versus prior year, which represented approximately 35% of new customers;

•
Accelerated growth in leathergoods, driven by strong handbag revenue gains at Coach including a mid-teens percentage AUR increase, reflecting compelling innovation and broad-based traction across the offering;

•
Drove growth across key markets, outperforming expectations, highlighted by pro forma constant currency gains in North America (+18%), Europe (+32%), and total APAC (+8%), including Greater China (+19%); Fueled Coach brand growth of 21% on a constant currency basis in the quarter;

•
Increased total direct-to-consumer revenue by 16% on a pro forma constant currency basis, which included mid-teens growth in both Digital and global brick and mortar sales; achieved strong and increasing profitability in both channels, powered by a blend of creativity and Tapestry’s data and analytics capabilities.

Shareholder Return Programs

Given Tapestry’s strong operational results, robust balance sheet, significant free cash flow generation, and outlook for growth, the Company expects to return $1.3 billion or approximately 100 percent of its anticipated adjusted free cash flow in Fiscal 2026 to shareholders through dividends and share repurchases:

•
Dividend: The Company’s Board of Directors declared a quarterly cash dividend of $0.40 per common share payable on December 22, 2025 to shareholders of record as of the close of business on December 5, 2025.  In Fiscal 2026, the Company continues to anticipate an annual dividend of $1.60 per share.

•
Share Repurchases: Tapestry now expects to buy back approximately $1.0 billion in common stock in Fiscal 2026, an increase from its original outlook of $800 million. During the first quarter, the Company spent $500 million to repurchase over 4.7 million shares of its common stock at an average cost of approximately $106 per share.

Non-GAAP Reconciliation

During the fiscal first quarter of 2026, Tapestry recorded certain items that decreased the Company’s pre-tax income by $26 million, net income by $22 million, and earnings per diluted share by $0.10.  This was related to non-recurring Acquisition and Divestiture costs resulting from the sale of the Stuart Weitzman brand, as well as Organizational Efficiency costs.

Please note the divestiture of Stuart Weitzman was completed on August 4, 2025.  The brand’s results for the period under ownership in Fiscal 2026 are included in fiscal 2026 first quarter GAAP results and excluded from non-GAAP results.

Please refer to the Financial Schedules included herein for a full reconciliation of the Company’s reported GAAP to non-GAAP results.

Overview of Fiscal 2026 First Quarter Financial Results

•
Net sales totaled $1.70 billion on a GAAP basis, representing 13% growth versus prior year on a nominal basis and 12% growth on a constant currency basis.  Excluding the impact of Stuart Weitzman, net sales totaled $1.69 billion, representing pro forma growth of approximately 16% on a nominal and constant currency basis. FX represented a tailwind of approximately 70 basis points in the quarter due to the depreciation of the U.S. Dollar.

•
Gross profit totaled $1.30 billion, while gross margin was 76.3% on a GAAP basis.  On a non-GAAP basis, gross profit was $1.29 billion, while gross margin was 76.5%.  This compared to prior year gross profit of $1.13 billion, representing a gross margin of 75.3% on both a GAAP and non-GAAP basis.  The 120 basis point increase in non-GAAP gross margin was driven by operational improvements of approximately 170 basis points as well as a favorable impact from the divestiture of Stuart Weitzman of 70 basis points, partially offset by a negative tariff and duty impact of 70 basis points and a currency headwind of 60 basis points.

•
SG&A expenses totaled $972 million and represented 57.0% of sales on a GAAP basis.  On a non-GAAP basis, SG&A expenses totaled $939 million and represented 55.6% of sales. In the prior year period, SG&A expenses totaled $883 million and represented 58.6% of sales on a GAAP basis and totaled $850 million and represented 56.4% of sales on a non-GAAP basis.

•
Operating income was $328 million on a GAAP basis, while operating margin was 19.3%.  On a non-GAAP basis, operating income was $354 million, while operating margin was 20.9%.  This compared to the prior year period GAAP operating income of $252 million and an operating margin of 16.7%, and non-GAAP operating income of $285 million and an operating margin of 18.9%.  The 200 basis point increase in non-GAAP operating margin included a 110 basis point favorable impact from the divestiture of Stuart Weitzman.

•
Net interest expense (income) was $13 million on a GAAP basis and non-GAAP basis.  This is compared to prior year period net interest expense of $31 million on a GAAP basis and net interest income of $(7) million on a non-GAAP basis.

•	Other expense (income) was $(3) million versus $(4) million in the prior year period.

•
Net income was $275 million, with earnings per diluted share of $1.28 on a GAAP basis.  On a non-GAAP basis, net income was $297 million, with earnings per diluted share of $1.38.  In the prior year period, net income was $187 million, with earnings per diluted share of $0.79 on a GAAP basis.  On a non-GAAP basis, net income in the prior year period was $242 million, with earnings per diluted share of $1.02.  The tax rate for the quarter was 13.8% on a GAAP basis and 13.7% on a non-GAAP basis.  In the prior year period, the tax rate was 17.3% on a GAAP basis and 18.5% on a non-GAAP basis.

Balance Sheet and Cash Flow Highlights

•
Cash, cash equivalents and short-term investments totaled $743 million and total borrowings outstanding were $2.64 billion, including $240 million outstanding borrowings under the Company’s newly established Commercial Paper program.  The Company’s leverage ratio, based on gross debt to adjusted EBITDA, was 1.5x as of the end of the fiscal quarter.

•	Inventory was $1.02 billion as of the end of the fiscal quarter versus ending inventory of $1.03 billion in the prior year period.

•
Cash flow from operating activities for the fiscal quarter was an inflow of $113 million compared to an inflow of $120 million in the prior year.  Adjusted free cash flow for the fiscal quarter was an inflow of $103 million compared to an inflow of $41 million in the prior year.

•	CapEx and implementation costs related to Cloud Computing for the fiscal quarter were $38 million versus $30 million a year ago.

Financial Outlook

Tapestry is raising its Fiscal 2026 outlook, which is provided on a non-GAAP basis:

•
Revenue in the area of $7.3 billion, representing 4% to 5% growth versus prior year on a reported basis; excluding Stuart Weitzman, pro forma revenue is expected to grow 7% to 8% on a nominal basis.  Foreign currency is expected to be a 70-basis point tailwind to topline results in the fiscal year.  This is ahead of prior guidance for revenue to approach $7.2 billion and increase at a mid-single-digit rate on a pro forma basis;

•
Operating margin expansion in the area of 50 basis points versus prior year, compared to prior guidance for an increase above prior year. This outlook now reflects roughly 280 basis points of underlying margin expansion, while continuing to incorporate a negative tariff and duty impact of approximately 230 basis points;

•	Net interest expense of approximately $65 million, unchanged from prior guidance;

•	Tax rate of approximately 18%, unchanged from prior guidance;

•	Weighted average diluted share count of approximately 212 million shares versus prior guidance of 213 million shares;

•	Earnings per diluted share of $5.45 to $5.60, representing 7% to 10% growth compared to the prior year, and exceeding prior guidance of $5.30 to $5.45;

•	Adjusted free cash flow of $1.3 billion versus prior guidance for adjusted free cash flow to approach $1.3 billion.

Please note this outlook:

•	Embeds U.S. trade and tax policies as of November 1, 2025 and no implementation of OECD’s proposed Pillar II guidance;

•	Includes foreign currency exchange rates using spot rates at the time of forecast;

•	Assumes no material worsening of inflationary pressures or consumer confidence;

•
Excludes one-time costs associated with the sale of Stuart Weitzman, which closed on August 4, 2025, as well as the brand’s results for the period under ownership in Fiscal 2026.  The exclusion of Stuart Weitzman is expected to be immaterial to operating profit and earnings per diluted share in the fiscal year; and

•	Excludes non-recurring costs associated with the Company’s organizational efficiency efforts.

Given the dynamic nature of these and other external factors, financial results could differ materially from the outlook provided.

Financial Outlook - Non-GAAP Adjustments:

The Company is not able to provide a full reconciliation of the non-GAAP financial measures to GAAP presented in this release and on the Company’s conference call because certain material items that impact these measures have not yet occurred and cannot be reasonably estimated at this time. Accordingly, a reconciliation of the Company’s non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

Conference Call Details
The Company will host a conference call to review these results at 8:00 a.m. (ET) today, November 6, 2025.  Interested parties may listen to the conference call via live webcast by accessing www.tapestry.com/investors or calling 1-866-847-4217 or 1-203-518-9845 and providing the Conference ID 7269452.  A telephone replay will be available starting at 12:00 p.m. (ET) today for a period of five business days. To access the telephone replay, call 1-800-283-4641 or 1-402-220-0851. A webcast replay of the earnings conference call will also be available for five business days on the Tapestry website.  In addition, presentation slides have been posted to the Company’s website at www.tapestry.com/investors.

Upcoming Events
The Company expects to report Fiscal 2026 second quarter results on Thursday, February 5, 2026.

To receive notification of future announcements, please register at www.tapestry.com/investors (“Subscribe to E-Mail Alerts”).

About Tapestry, Inc.
Our global house of iconic accessories and lifestyle brands unites the magic of Coach and kate spade new york. Together, we stretch what’s possible – advancing brands further than they could go alone, expanding their reach to new geographies and generations. Inspired by our consumers, we create experiences and products that build lasting brand love and elevate everyday life. To learn more about Tapestry, please visit www.tapestry.com. For important news and information regarding Tapestry, visit the Investor Relations section of our website at www.tapestry.com/investors. In addition, investors should continue to review our news releases and filings with the SEC. We use each of these channels of distribution as primary channels for publishing key information to our investors, some of which may contain material and previously non-public information. The Company’s common stock is traded on the New York Stock Exchange under the symbol TPR.

This information to be made available in this press release may contain forward-looking statements based on management’s current expectations. Forward-looking statements include, but are not limited to, the statements under  “Financial Outlook,” statements regarding long term performance, statements regarding the Company’s capital deployment plans, including anticipated annual dividend rates and share repurchase plans, and statements that can be identified by the use of forward-looking terminology such as “may,” “can,” “if,” “continue,” “project,” “assumption,” “should,” “expect,” “confidence,” “goals,” “trends,” “anticipate,” “intend,” “estimate,” “on track,” “future,” “well positioned to,” “plan,” “potential,” “position,” “deliver,” “believe,” “seek,” “see,” “will,” “would,” “uncertain,” “achieve,” “strategic,”  “growth,” “target,” “guidance,” “forecast,” “outlook,” “commit,” “innovation,” “drive,” “leverage,” “generate,” “enhance,”  “effort,” “progress,” “confident,” “amplify,” “we can stretch what’s possible,” similar expressions, and variations or negatives of these words. They include, without limitation, statements regarding future anticipated capital expenditures. Future results may differ materially from management’s current expectations, based upon a number of important factors, including risks and uncertainties such as the impact of international trade disputes and the risks associated with potential changes to international trade agreements, including the imposition or threat of imposition of new or increased tariffs or retaliatory tariffs implemented by countries where our manufacturers are located as well as the imposition of additional duties on the products we import, economic conditions, recession and inflationary measures, risks associated with operating in international markets, including currency fluctuations and changes in economic or political conditions in the markets where we sell or source our products, the ability to anticipate consumer preferences and retain the value of our brands and respond to changing fashion and retail trends in a timely matter, including our ability to execute on our e-commerce and digital strategies, the impact of tax and other legislation, the ability to successfully implement the initiatives under our 2028 Amplify growth strategy, the effect of existing and new competition in the marketplace, our ability to successfully identify and implement any sales, acquisitions or strategic transactions on attractive terms or at all, including our recent sale of the Stuart Weitzman Business, our ability to achieve intended benefits, cost savings and synergies from acquisitions, our ability to control costs, the effect of seasonal and quarterly fluctuations on our sales or operating results; the risk of cybersecurity threats and privacy or data security breaches, our ability to satisfy our outstanding debt obligations or incur additional indebtedness, the risks associated with climate change and other corporate responsibility issues, our ability to protect against infringement of our trademarks and other proprietary rights, and the impact of pending and potential future legal proceedings, etc. In addition, purchases of shares of the Company’s common stock will be made subject to market conditions and at prevailing market prices. Please refer to the Company’s latest Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission for a complete list of risks and important factors. The Company assumes no obligation to revise or update any such forward-looking statements for any reason, except as required by law.

Management utilizes non-GAAP and constant currency measures to conduct and evaluate its business during its regular review of operating results for the periods affected and to make decisions about Company resources and performance. The Company believes presenting these non-GAAP measures, which exclude items that are not comparable from period to period, is useful to investors and others in evaluating the Company’s ongoing operating and financial results in a manner that is consistent with management’s evaluation of business performance and understanding how such results compare with the Company’s historical performance. Additionally, the Company believes presenting these metrics on a constant currency basis will help investors and analysts to understand the effect of significant year-over-year foreign currency exchange rate fluctuations on these performance measures and provide a framework to assess how business is performing and expected to perform excluding these effects.

The Company reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company’s management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Further, the non-GAAP measures utilized by the Company may be unique to the Company, as they may be different from non-GAAP measures used by other companies.

The Company operates on a global basis and reports financial results in U.S. dollars in accordance with GAAP. Percentage increases/decreases in net sales for the Company and each segment have been presented both including and excluding currency fluctuation effects from translating foreign-denominated sales into U.S. dollars and compared to the same periods in the prior quarter and fiscal year. The Company calculates constant currency net sales results by translating current period net sales in local currency using the prior year period’s currency conversion rate. Due to the sale of Stuart Weitzman on August 4, 2025, the Company presents Pro forma sales and related growth rates, which exclude Stuart Weitzman’s Net sales from both the current and prior year periods. In the Summary of Pro forma Revenue Information table, Greater China includes mainland China, Taiwan, Hong Kong SAR, and Macao SAR. Other Asia includes Malaysia, Australia, South Korea, Singapore, and other countries primarily within Asia. Other primarily represents royalties earned from the Company’s licensing partners and sales in the Middle East.

The segment operating income and supplemental segment SG&A expenses presented in the Consolidated Segment Data, and GAAP to non-GAAP Reconciliation Table below, as well as SG&A expense ratio, and operating margin, are considered non-GAAP measures. These measures have been presented both including and excluding acquisition and divestiture costs and organizational efficiency costs for the three months ended September 27, 2025; meanwhile, they have been presented both including and excluding acquisition costs for the three months ended September 28, 2024. In addition, Operating Income (loss), Interest expense, other expense (income), Provision for income taxes, Net income (loss), and Net Income (loss) per diluted common share, have been presented both including and excluding acquisition and divestiture costs and organizational efficiency costs for the three months ended September 27, 2025; meanwhile, they have been presented both including and excluding acquisition costs for the three months ended September 28, 2024.

The Company also presents Adjusted Free Cash Flow, which is a non-GAAP measure, and is calculated by taking Net cash provided by (used in) operating activities less Purchases of property and equipment, plus Items affecting comparability of Acquisition and Divestiture Costs and Organizational Efficiency Costs, to the extent they were cash in nature and recorded through SG&A, and Changes in operating assets and liabilities of items affecting comparability.  The Company believes that Adjusted Free Cash Flow is an important liquidity measure of the cash that is available after capital expenditures for operational expenses, investment in our business and items affecting comparability. The Company believes that Adjusted Free Cash Flow is useful to investors because it measures the Company’s ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth and return capital to stockholders.

The Company also presents Leverage Ratio, which is a non-GAAP metric, and is calculated as total debt, which includes Current debt and Long-term debt, divided by the trailing twelve months Adjusted EBITDA. Adjusted EBITDA is calculated as Net Income (Loss), excluding, Interest expense, net; Loss on extinguishment of debt; Provision for income taxes; Depreciation and amortization; Cloud computing amortization; Share-based compensation; and Items affecting comparability including Acquisition and Divestiture Costs, Organizational Efficiency Costs and Impairment. The Company believes that the Leverage Ratio is an important metric to assess the strength of our balance sheet and credit quality and as a metric showing our commitment to our Investment Grade rating.

Net Debt is calculated as total debt, which includes Current debt and Long-term debt, minus Cash and cash equivalents, minus Short-term investments.

Schedule 1:  Consolidated Statements of Operations

TAPESTRY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Quarter Ended September 27, 2025 and September 28, 2024
(in millions, except per share data)

	(unaudited)
	QUARTER ENDED
	September 27, 2025	September 28, 2024

Net sales	$1,704.6	$1,507.5
Cost of sales	404.1	372.6
Gross profit	1,300.5	1,134.9
Selling, general and administrative expenses	972.3	882.9
Operating income (loss)	328.2	252.0
Interest expense, net	12.8	30.7
Other expense (income)	(3.3)	(4.4)
Income (loss) before provision for income taxes	318.7	225.7
Provision (benefit) for income taxes	43.9	39.1
Net income (loss)	$274.8	$186.6
Net income (loss) per share:
Basic	$1.32	$0.81
Diluted	$1.28	$0.79
Shares used in computing net income (loss) per share:
Basic	207.6	231.5
Diluted	215.5	235.9

Schedule 2:  Detail to Net Sales

TAPESTRY, INC.
DETAIL TO NET SALES
For the Quarter Ended September 27, 2025 and September 28, 2024
(in millions)
(unaudited)

	QUARTER ENDED
	September 27, 2025	September 28, 2024	% Change	Constant Currency % Change

Coach	$1,429.8	$1,170.6	22%	21%
Kate Spade	260.2	283.2	(8)%	(9)%
Stuart Weitzman	14.6	53.7	(73)%	(73)%
Total Tapestry	$1,704.6	$1,507.5	13%	12%
Total Tapestry Pro Forma[1]	$1,690.0	$1,453.8	16%	16%

1Pro Forma Net sales and related growth rates exclude Net sales of the Stuart Weitzman Business on a reported and constant currency basis.

Schedules 3 & 4: Consolidated Segment Data and GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
GAAP TO NON-GAAP RECONCILIATION
(in millions, except per share data)
(unaudited)

	For the Quarter Ended September 27, 2025
	Items Affecting Comparability
	GAAP Basis (As Reported)	Acquisition and Divestiture Costs (*)	Organizational Efficiency Costs (**)	Non-GAAP Basis (Excluding Items)

Gross Profit
Coach	1,126.0	—	—	1,126.0
Kate Spade	166.8	—	—	166.8
Stuart Weitzman (1)	7.7	7.7	—	—
Gross profit	$1,300.5	$7.7	$—	$1,292.8

SG&A expenses
Coach	638.6	—	1.2	637.4
Kate Spade	161.2	—	0.2	161.0
Stuart Weitzman	8.7	8.7	—	—
Corporate	163.8	13.7	9.6	140.5
SG&A expenses	$972.3	$22.4	$11.0	$938.9

Operating income (loss)
Coach	487.4	—	(1.2)	488.6
Kate Spade	5.6	—	(0.2)	5.8
Stuart Weitzman	(1.0)	(1.0)	—	—
Corporate	(163.8)	(13.7)	(9.6)	(140.5)
Operating income (loss)	$328.2	$(14.7)	$(11.0)	$353.9

Interest expense, net	12.8	(0.1)	—	12.9
Other (income) expense	(3.3)	0.1	—	(3.4)

Provision for income taxes	43.9	(1.3)	(2.1)	47.3
Net income (loss)	$274.8	$(13.4)	$(8.9)	$297.1
Net income (loss) per diluted common share	$1.28	$(0.06)	$(0.04)	$1.38

(1) For the first quarter of fiscal 2026, prior to the completion of the sale on August 4, 2025, Stuart Weitzman Net sales were $14.6 million and Cost of sales were $6.9 million.
(*) Relates to costs incurred by the Company in connection with the divestiture of the Stuart Weitzman Business.
(**) Relates to organizational efficiency costs, primarily related to technology costs and severance costs.

TAPESTRY, INC.
GAAP TO NON-GAAP RECONCILIATION
(in millions, except per share data)
(unaudited)

	For the Quarter Ended September 28, 2024
	Items Affecting Comparability
	GAAP Basis (As Reported)	Acquisition Costs (*)	Non-GAAP Basis (Excluding Items)

Gross Profit
Coach	916.1	—	916.1
Kate Spade	189.6	—	189.6
Stuart Weitzman	29.2	—	29.2
Gross profit	$1,134.9	$—	$1,134.9

SG&A expenses
Coach	529.5	—	529.5
Kate Spade	162.6	—	162.6
Stuart Weitzman	36.6	—	36.6
Corporate	154.2	33.4	120.8
SG&A expenses	$882.9	$33.4	$849.5

Operating income (loss)
Coach	386.6	—	386.6
Kate Spade	27.0	—	27.0
Stuart Weitzman	(7.4)	—	(7.4)
Corporate	(154.2)	(33.4)	(120.8)
Operating income (loss)	$252.0	$(33.4)	$285.4

Interest expense, net	30.7	37.4	(6.7)

Provision for income taxes	39.1	(15.8)	54.9
Net income (loss)	$186.6	$(55.0)	$241.6
Net income (loss) per diluted common share	$0.79	$(0.23)	$1.02

(*) Relates to costs incurred by the Company in connection with the previously terminated Capri Acquisition.

Schedule 5:  Condensed Consolidated Balance Sheets

TAPESTRY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
At September 27, 2025 and June 28, 2025
(in millions)

	(unaudited)	(audited)
	September 27, 2025	June 28, 2025
ASSETS
Cash, cash equivalents and short-term investments	$743.2	$1,119.6
Receivables	289.5	239.3
Inventories	1,018.6	860.7
Other current assets	569.4	509.6
Assets held for sale	—	176.4
Total current assets	2,620.7	2,905.6
Property and equipment, net	487.5	489.5
Operating lease right-of-use assets	1,394.9	1,331.0
Other assets	1,860.2	1,854.4
Total assets	$6,363.3	$6,580.5
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$495.5	$456.1
Accrued liabilities	657.9	736.9
Current portion of operating lease liabilities	308.6	299.0
Current debt	256.8	16.7
Liabilities held for sale	—	48.2
Total current liabilities	1,718.8	1,556.9
Long-term debt	2,378.6	2,377.9
Long-term operating lease liabilities	1,255.3	1,205.6
Other liabilities	611.1	582.3
Stockholders’ equity	399.5	857.8
Total liabilities and stockholders’ equity	$6,363.3	$6,580.5

Schedule 6:  Condensed Consolidated Statement of Cash Flows

TAPESTRY, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
At September 27, 2025 and September 28, 2024
(in millions)

	(unaudited)	(unaudited)
	September 27, 2025	September 28, 2024
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES
Net income (loss)	$274.8	$186.6
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	37.2	40.9
Amortization of cloud computing arrangements	14.4	14.0
Other non-cash items	78.1	0.5
Changes in operating assets and liabilities	(291.9)	(122.5)
Net cash provided by (used in) operating activities	112.6	119.5

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES
Purchases of investments	(8.4)	(1,479.2)
Purchases of property and equipment	(32.4)	(25.6)
Proceeds from sale of business, net of cash divested	109.6	—
Proceeds from maturities and sales of investments	0.5	1,694.9
Net cash provided by (used in) investing activities	69.3	190.1

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES
Payment of dividends	(83.3)	(81.4)
Repurchase of common stock	(698.2)	—
Proceeds from/(Repayments of) commercial paper, net	240.0	—
Other items	(9.3)	6.9
Net cash provided by (used in) financing activities	(550.8)	(74.5)
Effect of exchange rate on cash and cash equivalents	(11.6)	85.8

Net (decrease) increase in cash and cash equivalents	(380.5)	320.9
Cash and cash equivalents at beginning of period	$1,100.0	$6,142.0
Cash and cash equivalents at end of period	$719.5	$6,462.9

Schedule 7:  Adjusted Free Cash Flow GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
ADJUSTED FREE CASH FLOW
GAAP TO NON-GAAP RECONCILIATION
For the Quarter Ended September 27, 2025 and  September 28, 2024
(in millions)
(unaudited)

	Quarter Ended
	September 27, 2025	September 28, 2024
Net cash provided by (used in) operating activities (GAAP)	$112.6	$119.5
Purchases of property and equipment	(32.4)	(25.6)
Items affecting comparability - Acquisition and Divestiture Costs	14.6	70.8
Items affecting comparability - Organizational Efficiency Costs	8.3	-
Changes in operating assets and liabilities of items affecting comparability		-
Accrued liabilities	(0.4)	(130.7)
Other assets	-	1.5
Other liabilities	-	-
Accounts payable	-	5.5
Adjusted Free Cash Flow (Non-GAAP)	$102.7	$41.0

Adjusted Free Cash Flow is calculated by taking Net cash provided by (used in) operating activities less Purchases of property and equipment, plus Items affecting comparability of Acquisition and Divestiture Costs and Organizational Efficiency Costs, to the extent they were cash in nature and recorded through SG&A, and Changes in operating assets and liabilities of items affecting comparability.

Schedule 8: Adjusted EBITDA and Leverage Ratio GAAP to Non-GAAP Reconciliation

TAPESTRY, INC.
ADJUSTED EBITDA for the Trailing Twelve Months (“TTM”) ended on September 27, 2025, and LEVERAGE RATIO as of September 27, 2025
GAAP TO NON-GAAP RECONCILIATION
(in millions)
(unaudited)

	Quarter Ended				TTM
	December 28, 2024	March 29, 2025	June 28, 2025	September 27, 2025	September 27, 2025
Net Income (Loss) - (GAAP)	$310.4	$203.3	$(517.1)	$274.8	$271.4
Adjusted for:
Interest expense, net	24.5	15.4	14.8	12.8	67.5
Loss on extinguishment of debt	120.1	—	—	—	120.1
Provision for income taxes	34.9	35.8	(76.9)	43.9	37.7
Depreciation and amortization	40.9	38.0	43.1	37.2	159.2
Cloud computing amortization	14.6	15.0	18.4	14.4	62.4
Share-based compensation expense	21.8	24.2	22.2	22.4	90.6
Items affecting comparability - Acquisition and Divestiture Costs	55.4	18.6	5.1	14.7	93.8
Items affecting comparability - Organizational Efficiency Costs	—	5.0	12.2	11.0	28.2
Items affecting comparability - Impairment	—	—	854.8	—	854.8
Adjusted EBITDA (NON-GAAP) (*)	$622.6	$355.3	$376.6	$431.2	$1,785.7

Total Debt (**) as of September 27, 2025					$2,635.4
Leverage Ratio (***) as of September 27, 2025					1.5

(*) Adjusted EBITDA is calculated as Net Income (Loss), excluding, Interest expense, net; Loss on extinguishment of debt; Provision for income taxes; Depreciation and amortization; Cloud computing amortization; Share-based compensation; Items affecting comparability including Acquisition and Divestiture Costs, Organizational Efficiency Costs and Impairment
(**) Total Debt Includes Current debt and Long-term debt as of September 27, 2025
(***) Leverage Ratio is calculated as Total Debt as of September 27, 2025 divided by Adjusted EBITDA for the trailing twelve months ended September 27, 2025

Schedule 9:  Store Count by Brand

TAPESTRY, INC.
STORE COUNT
At June 28, 2025 and September 27, 2025
(unaudited)

	As of			As of
Directly-Operated Store Count:	June 28, 2025	Openings	(Closures)	September 27, 2025
Coach
North America	324	3	(1)	326
International	607	8	(7)	608

Kate Spade
North America	189	—	(1)	188
International	171	3	(4)	170

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